                                                                               .
                                                                               .
                                                                               .

EXHIBIT 12.1
STATEMENT REGARDING COMPUTATION OF RATIOS
TEEKAY LNG PARTNERS L.P.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
DEFINED IN ITEM 503(D) OF REGULATION S-K
(IN THOUSANDS EXCEPT RATIOS)

                                                                                YEARS ENDED DECEMBER 31,
                                                                              -----------------------------
                                                                                          2004
                                                                              -----------------------------
                                             YEARS ENDED DECEMBER 31,         JANUARY 1 TO       MAY 1 TO
                                          -------------------------------      APRIL 30,       DECEMBER 31,
                                           2001        2002        2003           2004             2004
                                          ------     --------     -------     ------------     ------------
FIXED CHARGES:
 Interest expense and amortization of
   deferred financing costs               20,104       18,109      34,862        21,475           50,485
 Write-off of capitalized loan costs           0            0           0             0                0
 Capitalized interest                        191        6,037      14,005         2,607            2,575
                                          -----------------------------------------------------------------
TOTAL FIXED CHARGES (A)                   20,295       24,146      48,867        24,082           53,060
                                          -----------------------------------------------------------------

EARNINGS:
Add:
 Net Income (loss)                         2,129     (113,770)    (59,432)       16,164          (84,395)
 Add: Minority interest expense
   (income)                                  259          200         200           100                0
 Add: Income taxes expense (recovery)       (663)       2,164       3,033          (645)             967
 --------------------------------------------------------------------------------------------------------
 Pretax income (loss) from continuing
   operations before adjustment for
   minority interests in consolidated
   subsidiaries                            1,725     (111,406)    (56,199)       15,619          (83,428)
 --------------------------------------------------------------------------------------------------------

 Fixed charges                            20,295       24,146      48,867        24,082           53,060

 Amortization of capitalized interest          0            0           0             0                0

Subtract:

 Capitalized interest                       (191)      (6,037)    (14,005)       (2,607)          (2,575)
 Minority interest expense of
   subsidiaries that have not incurred
   fixed charges                            (259)        (200)       (200)         (100)               0
                                          -----------------------------------------------------------------
TOTAL EARNINGS AVAILABLE TO COVER FIXED
 CHARGES (B)                              21,570      (93,497)    (21,537)       36,994          (32,943)
                                          -----------------------------------------------------------------

RATIO OF EARNINGS TO FIXED CHARGES
 (B/A)                                      1.28        (3.87)      (0.44)         1.54            (0.62)

DOLLAR AMOUNT OF DEFICIENCY IN EARNINGS
 TO FIXED CHARGES                                    (117,643)    (70,404)                       (86,003)

                                            YEARS ENDED DECEMBER 31,
                                          -----------------------------
                                                      2005
                                          -----------------------------     SIX MONTHS
                                          JANUARY 1 TO      MAY 10 TO         ENDED
                                             MAY 9,        DECEMBER 31,      JUNE 30,
                                              2005             2005            2006
                                          ------------     ------------     ----------
FIXED CHARGES:
 Interest expense and amortization of
   deferred financing costs                  35,679           37,623          40,005
 Write-off of capitalized loan costs          7,462                0               0
 Capitalized interest                             0            2,493             600
                                          ----------------------------------------------
TOTAL FIXED CHARGES (A)                      43,141           40,116          40,605
                                          ----------------------------------------------

EARNINGS:
Add:
 Net Income (loss)                           29,215           50,332         (14,758)
 Add: Minority interest expense
   (income)                                       0                0            (617)
 Add: Income taxes expense (recovery)         2,648           (2,910)           (378)
 ---------------------------------------------------------------------------------------
 Pretax income (loss) from continuing
   operations before adjustment for
   minority interests in consolidated
   subsidiaries                              31,863           47,422         (15,753)
 ---------------------------------------------------------------------------------------

 Fixed charges                               43,141           40,116          40,605

 Amortization of capitalized interest             0               22             104

Subtract:
 Capitalized interest                             0           (2,493)           (600)
 Minority interest expense of
   subsidiaries that have not incurred
   fixed charges                                  0                0               0
                                          ----------------------------------------------
TOTAL EARNINGS AVAILABLE TO COVER FIXED
 CHARGES (B)                                 75,004           85,067          24,356
                                          ----------------------------------------------

RATIO OF EARNINGS TO FIXED CHARGES
 (B/A)                                         1.74             2.12            0.60

DOLLAR AMOUNT OF DEFICIENCY IN EARNINGS
 TO FIXED CHARGES                                                            (16,249)